                                 Exhibit A(5)(b)

-------------------------------------------------------------------------------

  The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this policy,
                    subject to its terms and conditions.
            Signed at Milwaukee, Wisconsin on the Date of Issue.


               /s/                               /s/

               PRESIDENT AND CEO                 SECRETARY

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                        ELIGIBLE FOR ANNUAL DIVIDENDS

                   Insurance payable at death of Insured.

                             Flexible premiums.

                    Benefits reflect investment results.

          Variable benefits described in Sections 1, 3, 6, 7 and 8.

THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM DEATH BENEFIT.

THE CASH VALUE UNDER THIS POLICY MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

RIGHT TO RETURN POLICY. Please read this policy carefully. The policy may be returned by the Owner for any reason within (1) ten days after it was received or (2) forty-five days after the application was signed, whichever is later.
The policy may be returned to your agent or to the Home Office of the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202. If returned, the policy will be considered void from the beginning. The Company will refund the sum of (a) the difference between any premium paid and the amount allocated to the Separate Account plus (b) the value of the policy in the Separate Account on the date the returned policy is received.

RR.VEL.(0398)








                                    [LOGO]

-------------------------------------------------------------------------------

INSURED             John J. Doe             AGE AND SEX            35 Male

POLICY DATE         March 1, 1998           POLICY NUMBER          10 000 000

PLAN                Flexible Premium        SPECIFIED AMOUNT       $1,000,000
                    Variable Life


RR.VEL.(0398)

              THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.
                           READ YOUR POLICY CAREFULLY.
                           GUIDE TO POLICY PROVISIONS
BENEFITS AND PREMIUMS
SECTION 1.  THE CONTRACT
            Life Insurance Benefit payable on death of Insured. Incontestability. Suicide. Definition of dates. Insurability requirements. Reports to Owner.
SECTION 2.  OWNERSHIP
            Rights of the Owner.  Assignment as collateral.
SECTION 3.  DEATH BENEFIT
            Description of death benefit options.  Changes to death benefits.
SECTION 4.  PREMIUMS, TRANSFERS AND REINSTATEMENT
            Payment of premiums. Calculation and allocation of net premiums. Transfer of assets. Premium limitations. Grace period of 61 days to pay premium. How to reinstate the policy.
SECTION 5.  DIVIDENDS
            Annual dividends.  Use of dividends.  Dividend at death.
SECTION 6.  THE SEPARATE ACCOUNT
            The Separate Account and the Divisions.  Valuation of assets.
SECTION 7.  DETERMINATION OF VALUES
            Policy Value.  Monthly Policy Charge.
SECTION 8.  CASH VALUE AND SURRENDER
            Cash value.  Surrender.  Deferral of payments.
SECTION 9.  LOANS AND WITHDRAWALS
            Policy loans.  Interest on loans.  Withdrawals.
SECTION 10.  BENEFICIARIES
            Naming and change of beneficiaries. Marital deduction provision for spouse of Insured. Succession in interest of beneficiaries.
APPLICATION

                              BENEFITS AND PREMIUMS
                          DATE OF ISSUE - MARCH 1, 1998


Plan:  Flexible Premium Variable Life

Specified Amount:  $1,000,000


Death Benefit Option:  Specified Amount (Option A)

Definition of Life Insurance Test: Guideline Premium/Cash Value Corridor Test



The minimum premium (Section 4.4) is $25.00.


The maximum premium under the Guideline Premium/Cash Value Corridor Test:
     Guideline Single Premium                = $ 176,024.00
     Guideline Annual Level Premium          = $  14,536.00

The minimum withdrawal amount (Section 9.5) is $250.00.

This policy is issued in a select premium class.









DIRECT BENEFICIARY       XYZ Corporation
OWNER  XYZ Corporation


INSURED             John J. Doe              AGE AND SEX                 35 Male

POLICY DATE         March 1, 1998            POLICY NUMBER            10 000 000

PLAN                Flexible Premium         SPECIFIED AMOUNT         $1,000,000
                    Variable Life



                                         Page 3

                                                        POLICY NUMBER 10 000 000

                          SCHEDULE OF MAXIMUM CHARGES



The Premium Expense Charge (Section 4.2) is the sum of the following:

     1.   Sales Load:


          Premium Paid                    First Policy Year    Policy Years 2-6    Policy Years 7+
          ------------                    -----------------    ----------------    ---------------
          Up to $  40,260.00                     15%                6.8%                 3%
          In Excess of $  40,260.00               3%                  3%                 3%

     2.   Federal Deferred Acquisition Cost Charge          l.25% of premium

     3.   Premium Tax Charge                                2.35% of premium

          The Premium Expense Charge for Deferred Acquisition Cost and Premium Tax may change to reflect changes in tax law.

Maximum Monthly Policy Charges:

     The maximum Monthly Administrative Charge (Section 7.3) is $15 in the first policy year and $10 thereafter.

     The maximum Monthly Mortality and Expense Risk Charge (Section 7.4) is .075% of the amount invested for this policy in the Separate Account.


Maximum Transaction Charges:

     The maximum charge for death benefit option changes (Section 3.2) is $250.00 per change.

     The maximum charge for Specified Amount changes (Section 3.3) is $25.00 per change for more than one change during any policy year.

     The maximum transfer fee (Section 4.3) is $25.00 per transfer for more than 12 transfers during any policy year.


     The maximum withdrawal charge (Section 9.5) is $25.00 per withdrawal.

RR. VEL. (1199)

                                Page 4
                                                        POLICY NUMBER 10 000 000

               TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                             MONTHLY RATES PER $1.00
                                  (Section 7.5)


Attained Age  Monthly Rate   Attained Age   Monthly Rate   Attained Age   Monthly Rate
    35           .00018           60           .00134           85           .01275
    36           .00019           61           .00146           86           .01384
    37           .00020           62           .00160           87           .01496
    38           .00022           63           .00175           88           .01611
    39           .00023           64           .00193           89           .01727

    40           .00025           65           .00212           90           .01848
    41           .00027           66           .00232           91           .01975
    42           .00030           67           .00254           92           .02112
    43           .00032           68           .00277           93           .02268
    44           .00035           69           .00301           94           .02466

    45           .00038           70           .00329           95           .02750
    46           .00041           71           .00361           96           .03205
    47           .00044           72           .00397           97           .04002
    48           .00048           73           .00439           98           .05483
    49           .00052           74           .00485           99           .08333

    50           .00056           75           .00535
    51           .00061           76           .00588
    52           .00066           77           .00643
    53           .00073           78           .00699
    54           .00080           79           .00759

    55           .00087           80           .00824
    56           .00096           81           .00896
    57           .00104           82           .00977
    58           .00113           83           .01069
    59           .00123           84           .01169

                                      Page 5
                                                        POLICY NUMBER 10 000 000



                GUIDELINE PREMIUM/CASH VALUE CORRIDOR PERCENTAGES

The Corridor Percentages are used to determine the Minimum Death Benefit under the Guideline Premium/Cash Value Corridor Test (Section 3.1).

Attained Age                 Attained Age                  Attained Age
               Corridor %                    Corridor %                    Corridor %
    35             250            60             130            85             105
    36             250            61             128            86             105
    37             250            62             126            87             105
    38             250            63             124            88             105
    39             250            64             122            89             105

    40             250            65             120            90             105
    41             243            66             119            91             104
    42             236            67             118            92             103
    43             229            68             117            93             102
    44             222            69             116            94             101

    45             215            70             115            95+            100
    46             209            71             113
    47             203            72             111
    48             197            73             109
    49             191            74             107

    50             185            75             105
    51             178            76             105
    52             171            77             105
    53             164            78             105
    54             157            79             105

    55             150            80             105
    56             146            81             105
    57             142            82             105
    58             138            83             105
    59             134            84             105

                                                        POLICY NUMBER 10 000 000


                              SEPARATE ACCOUNT DIVISIONS
                                     (Section 6)


               Select Bond Division
               International Equity Division
               Money Market Division
               Balanced Division
               Index 500 Stock Division
               Aggressive Growth Stock Division
               High Yield Bond Division
               Growth Stock Division
               Growth & Income Stock Division
               Index 400 Stock Division
               Small Cap Growth Stock Division
               Russell Multi-Style Equity Division
               Russell Aggressive Equity Division
               Russell Non-US Division
               Russell Real Estate Securities Division
               Russell Core Bond Division




The Initial Allocation Date (Section 4.3) is July 1, 1999.








RR.VEL.(0799)                 Page 7

                            SECTION 1.  THE CONTRACT


1.1  LIFE INSURANCE BENEFIT

     The Northwestern Mutual Life Insurance Company will pay a benefit on the death of the Insured while this policy is in force. Subject to the terms and conditions of the policy:

     - payment of the death proceeds will be made after proof of the death of the Insured is received at the Home Office; and

     -    payment will be made to the beneficiary or other payee under
          Section 10.

The amount of the death proceeds will be:

     -    the death benefit (Section 3.1); less

     -    the amount of any policy debt (Section 9.3); less

     - any Monthly Policy Charges due and unpaid if the Insured dies during the grace period (Section 4.5).

     These amounts will be determined as of the date of death.

     The Company will pay interest on the death proceeds from the date of death until the proceeds are withdrawn in cash. Interest will be at a rate of not less than 2%, or at any higher rate required by state law.

1.2  ENTIRE CONTRACT; CHANGES

     This policy, including the attached application and any amendments, endorsements or riders, is the entire contract. Statements in the application are representations and not warranties. A change in the policy is valid only if it is approved in writing by an officer of the Company. The Company may require that the policy be sent to it for endorsement to show a change. No agent has the authority to change the policy or to waive any of its terms.

1.3  INCONTESTABILITY

     The Company will not contest this policy after the policy has been in force, during the lifetime of the Insured, for two years from the Date of Issue. An increase in the amount of insurance after the Date of Issue, which occurred upon the request of the Owner and was subject to the Company's insurability requirements, will be incontestable after the increase has been in force, during the lifetime of the Insured, for two years from the date of issuance of the increase. In issuing the insurance, the Company has relied on the application. While the insurance is contestable, the Company, on the basis of a misstatement in the application, may rescind the insurance or deny a claim.

1.4  SUICIDE

     If the Insured dies by suicide within one year from the Date of Issue, the amount payable by the Company will be limited to the premiums paid, less the amount of any policy debt and withdrawals. If the Insured dies by suicide within one year from the date of issuance of an increase in the amount of insurance, which occurred upon the request of the Owner and was subject to the Company's insurability requirements, the amount payable with respect to such increase will be limited to the Monthly Policy Charges attributable to the increase.

1.5  POLICY DATE AND DATE OF ISSUE

     Monthly processing dates and policy months, years and anniversaries are computed from the Policy Date. The contestable and suicide periods begin with the Date of Issue. These dates are shown on page 3.

1.6  MISSTATEMENT OF AGE OR SEX

     If the age or sex of the Insured has been misstated, the policy will be modified by recalculating all Monthly Policy Charges based on the correct age and sex.

1.7  PAYMENTS BY THE COMPANY

     All payments by the Company under this policy are payable at its Home
Office.

1.8  INSURABILITY REQUIREMENTS

     To make some changes under this policy, the Insured must meet the Company's insurability requirements. These requirements are as follows:

     - evidence of insurability must be given that is satisfactory to the Company; and

     - under the Company's underwriting standards, the Insured is in an underwriting classification that is the same as, or is better than, the one for this policy.

1.9  REPORTS TO OWNER

     At least once each policy year, the Company will send to the Owner:

     - a statement of the death benefit, the Policy Value, and any policy debt, including loan interest.

     -    a report of the Separate Account, including financial statements.

     -    any other information required by law.

                              SECTION 2.  OWNERSHIP


2.1  THE OWNER

     The Owner is named on page 3. The Owner, the Owner's successor or the Owner's transferee may exercise policy rights without the consent of any beneficiary, except to the extent the Owner's rights are restricted by a designation of an irrevocable beneficiary.

2.2  TRANSFER OF OWNERSHIP

     The Owner may transfer the ownership of this policy. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date that it was signed. The Company may require that the policy be sent to it for endorsement to show the transfer.

2.3  COLLATERAL ASSIGNMENT

     The Owner may assign this policy as collateral security. The Company is not responsible for the validity or effect of the collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

     The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named.

     The collateral assignee is not an Owner. The collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 2.2.

                            SECTION 3.  DEATH BENEFIT


3.1  DEATH BENEFIT OPTIONS

     This policy provides for three death benefit options. The option in effect is shown on page 3.

SPECIFIED AMOUNT (OPTION A) - The death benefit before the policy anniversary nearest the Insured's 100th birthday is the greater of:

     -    the Specified Amount; or

     -    the Minimum Death Benefit.

SPECIFIED AMOUNT PLUS POLICY VALUE (OPTION B) - The death benefit before the policy anniversary nearest the Insured's 100th birthday is the greater of:

     -    the Specified Amount plus the Policy Value; or

     -    the Minimum Death Benefit.

SPECIFIED AMOUNT PLUS PREMIUMS PAID (OPTION C) - The death benefit before the policy anniversary nearest the Insured's 100th birthday is the greater of:

     -the Specified Amount plus the sum of the premiums paid; or

     -    the Minimum Death Benefit.

MINIMUM DEATH BENEFIT.   The Minimum Death Benefit is the amount required by the
Internal Revenue Code (IRC), as amended, to maintain this policy as life insurance. The test in effect for determining compliance with the IRC definition of life insurance is shown on page 3 and will be either:

(1) the Guideline Premium/Cash Value Corridor Test: the Minimum Death Benefit equals the Policy Value multiplied by the corridor percentage shown on page 6 at the Insured's attained age; or
(2) the Cash Value Accumulation Test: the Minimum Death Benefit equals the Policy Value divided by the Net Single Premium shown on page 6 at the Insured's attained age.
AGE 100 AND LATER.   The death benefit on and after the policy anniversary
nearest the Insured's 100th birthday will be equal to the Policy Value regardless of the death benefit option in effect.

3.2  DEATH BENEFIT OPTION CHANGES

     Subject to approval by the Company, the Owner may change the death benefit option upon written request. This change will be effective on the first monthly processing date following receipt of the request at the Home Office. The Company reserves the right to charge for a death benefit option change. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 4. A change will not be allowed if the Specified Amount following a change would be less than the minimum amount the Company would issue at the time of change.

CHANGES TO OPTION A.   The death benefit option may be changed to Option A at
any time. On the effective date of change, the Specified Amount will be changed as follows:
(1) If the change is from Option B to Option A, the Specified Amount after the change will be equal to the Specified Amount before the change plus the Policy Value on the effective date of the change.
(2) If the change is from Option C to Option A, the Specified Amount after the change will be equal to the Specified Amount before the change plus the sum of the premiums paid as of the effective date of the change.
CHANGES TO OPTION B OR OPTION C.   The death benefit option may be changed to
Option B or Option C at any time before the policy anniversary nearest the Insured's 75th birthday. All changes to Option B or Option C will be subject to the Company's insurability requirements (Section 1.8). On the effective date of change, the Specified Amount will be changed as follows:
(1) If the change is from Option A to Option B, the Specified Amount after the change will be equal to the Specified Amount before the change minus the Policy Value on the effective date of the change.
(2) If the change is from Option A to Option C, the Specified Amount after the change will be equal to the Specified Amount before the change minus the sum of the premiums paid as of the effective date of the change.
(3) If the change is from Option B to Option C, the Specified Amount after the change will be equal to the Specified Amount before the change plus (a) the Policy Value on the effective date of the change, minus (b) the sum of the premiums paid as of the effective date of the change.
(4) If the change is from Option C to Option B, the Specified Amount after the change will be equal to the Specified Amount before the change plus (a) the sum of the premiums paid as of the effective date of the change, minus
     (b) the Policy Value on the effective date of the change.

3.3  SPECIFIED AMOUNT CHANGES

     Subject to approval by the Company, the Owner may change the Specified Amount upon written request. This change will be effective on the first monthly processing date following receipt of the request at the Home Office. The Company reserves the right to charge for more than one Specified Amount change in a policy year. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 4.

INCREASES. An increase will be made only if, at the time the increase is applied for:

     - the insurance in force, as increased, will be within the Company's issue limits;

     -    the Company's insurability requirements (Section 1.8) are met; and

     - the increase request is received prior to the policy anniversary nearest the Insured's 75th birthday.

DECREASES. A decrease will not be allowed if the Specified Amount following the decrease would be less than the minimum amount the Company would issue at the time of change.
                SECTION 4.  PREMIUMS, TRANSFERS AND REINSTATEMENT


4.1  PREMIUM PAYMENT

     All premiums after the first are payable at the Home Office or to an authorized agent. Premiums may be paid to the Company at any time and in any amount subject to the limitations described in Section 4.4. A receipt signed by an officer of the Company will be furnished on request.

4.2  NET PREMIUM

     The net premium is the amount of each premium paid that is available for allocation to the Divisions of the Separate Account. The amount of the net premium will be:

     -    the premium paid; less

     -    the Premium Expense Charge.

     The Premium Expense Charge will consist of the amounts shown on page 4.

4.3  ALLOCATION OF NET PREMIUMS
     AND SUBSEQUENT TRANSFERS

     The initial net premium and any additional net premiums received prior to the Initial Allocation Date will be allocated to the Money Market Division on the date the premiums are received in the Home Office. The Initial Allocation Date is shown on page 7.

     On the Initial Allocation Date, amounts in the Money Market Division will be allocated in accordance with the application. This allocation will remain in effect for later net premiums unless changed by the Owner by written request. Any change in allocation will be in effect for net premiums credited to the policy following the receipt of the written request at the Home Office. Allocations must be in whole percentages.

     On or after the Initial Allocation Date, the Owner may transfer the amounts invested in any of the Divisions. The transfer will take effect on the date a written request is received in the Home Office. The Company reserves the right to charge for more than twelve transfers in a policy year. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 4.

4.4  PREMIUM LIMITATIONS

     Premiums may be paid to the Company at any time before the policy anniversary that is nearest the Insured's 95th birthday. The minimum premium the Company will accept is shown on page 3.

     The Company will not accept any premium that causes this policy not to qualify as a life insurance policy under the Internal Revenue Code, as amended. Further, the Company reserves the right to make distributions from this policy as necessary to continue to qualify the policy as life insurance under the Internal Revenue Code.

     A premium payment that would increase the policy's death benefit more than it increases the Policy Value will be accepted only if:

     - the insurance in force, as increased, will be within the Company's issue limits;

     -    the Company's insurability requirements (Section 1.8) are met; and

     - the premium payment is received prior to the policy anniversary nearest the Insured's 75th birthday.

4.5  GRACE PERIOD

     If the Policy Value less the amount of any policy debt on a monthly processing date is not sufficient to cover the current Monthly Policy Charge, a grace period of 61 days will be allowed for the payment of sufficient premium to keep the policy in force. The minimum premium that must be paid is three times the Monthly Policy Charge due when the insufficiency occurred.

     The grace period will begin on the date the Company sends written notice of the insufficiency. The grace period will end 61 days after the notice is sent. The notice will state the date the grace period ends and the amount of premium required to keep the policy in force. Upon receipt of payment, the Company will allocate the net premium, less any Monthly Policy Charges due and unpaid, to the Divisions of the Separate Account according to the allocation of net premiums currently in effect.

     The policy will remain in force during the grace period. If sufficient premium is not paid by the end of the grace period, the policy will terminate with no value.

     If the Insured dies during the grace period, any Monthly Policy Charges due and unpaid will be deducted from the death proceeds of the policy.

4.6  REINSTATEMENT


     If it has terminated under Section 4.5, the policy may be reinstated not more than one year after the end of the grace period, subject to approval by the Company. To reinstate the policy the Company's insurability requirements (Section 1.8) must be met and sufficient premium to cover the following must be paid:

     - all Monthly Policy Charges that were due and unpaid before the end of the grace period; plus

     - three times the Monthly Policy Charge due on the effective date of reinstatement.

     On the date the policy is reinstated, the Policy Value will be equal to the net premium less the sum of all Monthly Policy Charges that were due and unpaid before the end of the grace period and the Monthly Policy Charge on the effective date of reinstatement. The Company will allocate the Policy Value to the Divisions of the Separate Account according to the allocation of net premiums currently in effect. Any policy debt on the date of termination will also be reinstated and added to the Policy Value.

     If the Company approves the application for reinstatement, the effective date of the reinstated policy will be the first monthly processing date following receipt at the Home Office of the reinstatement application.

     This policy may not be reinstated if the policy was surrendered.
                              SECTION 5.  DIVIDENDS


5.1  ANNUAL DIVIDENDS

     This policy will share in the divisible surplus of the Company to the extent it contributes to this surplus. This surplus is determined each year. This policy's share will be credited as a dividend on the policy anniversary.

     Since this policy is not expected to contribute to divisible surplus, it is not expected that any dividends will be paid.

5.2  USE OF DIVIDENDS

     Annual dividends may be paid in cash or used to increase the Policy Value. Dividends used to increase the Policy Value will be allocated to the Divisions of the Separate Account according to the allocation of net premiums currently in
effect.   If no direction is given for the use of dividends, they will be used to increase the Policy Value.

5.3  DIVIDEND AT DEATH

     If a dividend is payable for the period from the beginning of the policy year to the date of the Insured's death, the dividend is payable as part of the policy proceeds.

                        SECTION 6.  THE SEPARATE ACCOUNT


6.1  DESCRIPTION

     Northwestern Mutual Variable Life Account (the Separate Account) is registered as a unit investment trust under the Investment Company Act of 1940. The Separate Account has several Divisions, as shown on page 7. Assets of the Separate Account are invested in shares of Northwestern Mutual Series Fund, Inc. (the Fund). The Fund is registered under the Investment Company Act of 1940 as an open-end, diversified investment company. The Fund has one Portfolio for each Division. Assets of each Division of the Separate Account are invested in shares of the corresponding Portfolio of the Fund. Shares of the Fund are purchased for the Separate Account at their net asset value. The Company may make available additional Divisions and Portfolios.

     Assets will be allocated to the Separate Account to support the operation of this and other variable life insurance policies. Assets may also be allocated for other purposes, but not to support the operation of any contracts or policies other than variable life insurance. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to other income, gains or losses of the Company.

     The assets of the Separate Account will be valued on each valuation day. They are the property of the Company. The portion of these assets equal to policy reserves and liabilities will not be charged with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of the Separate Account in excess of these reserves and liabilities to its General Account.

     The Owner may exchange this policy for a fixed benefit life insurance policy if the Fund changes its investment advisor or if a Portfolio has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

     If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another Portfolio of the Fund or shares of another mutual fund. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.

     The Company also may, to the extent permitted by applicable laws and regulations (including any order of the SEC), make changes as follows:

     - the Separate Account or a Division may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if deemed by the Company to be in the best interest of the policyowners.

     - the Separate Account may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required.

     - the provisions of this and other policies may be modified to comply with any other applicable federal or state laws.

     In the event of a substitution or change, the Company may make appropriate endorsement of this and other policies having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

6.2  VALUATION DAY AND
     VALUATION PERIOD

     A valuation day is any day on which the assets of the Separate Account are valued. A valuation period is a valuation day and any immediately preceding days which are not valuation days.

     Assets are valued as the close of trading on the New York Stock Exchange on each day the Exchange is open. Each Division's share of amounts allocated, transferred or added to a Division or deducted, loaned, transferred or withdrawn from a Division, on any day, will be determined as of the end of the valuation period that contains that day.
                       SECTION 7.  DETERMINATION OF VALUES


7.1  POLICY VALUE

     On the Policy Date, the Policy Value is equal to the net premium less the Monthly Policy Charge. On any day after that, the Policy Value is equal to what it was on the previous day plus any of these items applicable on that day:

     - any increase due to investment results of all amounts invested in all Divisions for the Policy Value;

     - interest on the policy debt at an annual rate equal to the loan interest rate;

     -    the net premium, if a premium is paid;

     -    any policy dividend directed to increase the Policy Value; and

minus any of these items applicable on that day:

     - any decrease due to investment results of all amounts invested in all Divisions for the Policy Value;

     -    the Monthly Policy Charge;

     - on any monthly processing date on which there is a policy debt, a charge for expenses and taxes associated with the debt;

     -    any withdrawals; and

     - any transaction charges that may result from a withdrawal, a transfer, a change in the Specified Amount or a change in the death benefit option.

     The Monthly Policy Charge, any charge for expenses and taxes associated with policy debt, withdrawals and any transaction charges will be deducted from the Policy Value. The deduction will be allocated to each Division in proportion to the amounts in each Division.

7.2  MONTHLY POLICY CHARGE

     A Monthly Policy Charge is deducted from the Policy Value on each monthly processing date and is equal to the sum of the following:

     -    the Monthly Administrative Charge;

     -    the Mortality and Expense Risk Charge; and

     -    the Cost of Insurance Charge.

7.3  MONTHLY ADMINISTRATIVE CHARGE

     A Monthly Administrative Charge is deducted from the Policy Value on each monthly processing date as part of the Monthly Policy Charge. The maximum Monthly Administrative Charge is shown on page 4.

7.4  MORTALITY AND EXPENSE RISK CHARGE

     A charge for the mortality and expense risk the Company assumes is deducted from the Policy Value on each monthly processing date as part of the Monthly Policy Charge. The maximum Monthly Mortality and Expense Risk Charge is shown on page 4.

7.5  COST OF INSURANCE CHARGE

     A Cost of Insurance Charge is deducted from the Policy Value on each monthly processing date as part of the Monthly Policy Charge. The Cost of Insurance Charge is the cost of insurance rate times the net amount at risk. The cost of insurance rate is based on the attained age of the Insured. The maximum cost of insurance rates are shown on page 5. The net amount at risk is
(a) minus (b) where:

     (a) is the death benefit on the monthly processing date, after deduction of the Monthly Administrative Charge and the Mortality and Expense Risk Charge, divided by 1.0032737; and
     (b) is the Policy Value on the monthly processing date after deduction of the Monthly Administrative Charge and the Mortality and Expense Risk Charge.

                       SECTION 8. CASH VALUE AND SURRENDER


8.1  CASH VALUE

     The cash value of this policy is equal to:

     -    the Policy Value; less

     -    any policy debt.

8.2  SURRENDER

     The Owner may surrender this policy for its cash value. A written surrender of all claims, satisfactory to the Company, will be required. The date of surrender will be the date of receipt at the Home Office of the written surrender. The policy will terminate, and the cash value will be determined, as of the end of the valuation period which includes the date of surrender. The Company may require that the policy be sent to it.

8.3  DEFERRAL OF PAYMENTS

The Company reserves the right:

     - to defer determination of the cash value and payment of the cash value;

     -    to defer payment of a loan or withdrawal; and

     - to defer determination of a change in the amount of variable insurance or other variable amounts payable on death, and, if such determination has been deferred, to defer payment of the death benefit;

during any period when:

     - the New York Stock Exchange is closed or trading on the New York Stock Exchange is restricted as determined by the SEC; or

     - the SEC declares that an emergency exists as a result of which the sale or determination of investment results is not reasonably practicable; or

     - the SEC, by order, permits deferral for the protection of the Company's policyowners.

                         SECTION 9.  LOANS AND WITHDRAWALS

9.1  POLICY LOANS

     The Owner may obtain a loan from the Company in an amount that, when added to existing policy debt, is not more than the loan value.

     On the date a loan is made, the amount invested for this policy in the Separate Account will be reduced by the amount of the loan. The reduction will be allocated to each Division in proportion to the amounts in each Division. On the date a loan repayment is made, or the date accrued interest is paid, the amount invested for this policy in the Separate Account will be increased by the amount of the payment. The increase will be allocated to the Divisions of the Separate Account according to the allocation of net premiums currently in effect.

9.2  LOAN VALUE

     The loan value is 90% of the Policy Value on the date of the loan.

9.3  POLICY DEBT

     Policy debt consists of all outstanding loans and accrued interest. It may be paid to the Company at any time. Any policy debt will be deducted from the policy proceeds.

     If the policy debt equals or exceeds the Policy Value on a monthly processing date, the policy will terminate with no value subject to the conditions of the Grace Period (Section 4.5).

9.4  LOAN INTEREST

     Interest accrues and is payable on a daily basis from the date of the loan. Unpaid interest is added to policy debt.

     Interest is payable at an annual effective rate of 5%.

9.5  WITHDRAWALS

     The Owner may make a withdrawal of the Policy Value. The Company reserves the right to charge for withdrawals. This charge will be deducted from the Policy Value and will not exceed the amount shown on page 4. However, the Owner may not:

     - withdraw an amount which would reduce the loan value to less than the policy debt;

     - withdraw an amount which would reduce the death benefit to less than the minimum amount the Company would issue at the time of withdrawal;

     - withdraw an amount which would reduce the cash value to less than three times the most recent Monthly Policy Charge;

     -    withdraw less than the minimum withdrawal amount shown on page 3; or

     -    make more than four withdrawals in a policy year.

     When a withdrawal from the Policy Value is made, the amount invested for this policy in the Separate Account will be reduced by the amount of the withdrawal. The reduction will be allocated to each Division in proportion to the amounts in each Division. If the death benefit option in effect at the time of withdrawal is either Option A or Option C, the Specified Amount will be reduced by the lesser of:

     -    the amount of the withdrawal; or

     - the excess, if any, of the Specified Amount over the result of (a) minus (b) where:

          (a)  is the death benefit immediately prior to the withdrawal; and
          (b)  is the amount of the withdrawal.

                           SECTION 10.  BENEFICIARIES

10.1 DEFINITION OF BENEFICIARIES

     The term "beneficiaries" as used in this policy includes direct beneficiaries, contingent beneficiaries and further payees.

10.2 NAMING AND CHANGE OF BENEFICIARIES

BY OWNER.  The Owner may name and change the beneficiaries of death proceeds:

     -    while the Insured is living.

     - during the first 60 days after the date of death of the Insured, if the Insured was not the Owner immediately prior to the Insured's death. A change made during this 60 days may not be revoked.

BY DIRECT BENEFICIARY. A direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the proceeds:

     -    if the direct beneficiary is the Owner; or

     - if, at any time after the death of the Insured, no contingent beneficiary or further payee of that share is living.

     These direct beneficiary rights are subject to the Owner's rights during the 60 days after the date of death of the Insured.

BY SPOUSE (MARITAL DEDUCTION PROVISION).

     - POWER TO APPOINT. The spouse of the Insured will have the power alone and in all events to appoint all amounts payable to the spouse under the policy if:
          a. immediately before the Insured's death, the Insured was the Owner; and
          b.   the spouse is a direct beneficiary; and
          c.   the spouse survives the Insured.
     Under this power, the spouse can appoint:
          a.   to the estate of the spouse; or
          b. to any other persons as contingent beneficiaries and further payees.

     - EFFECT OF EXERCISE. As to the amounts appointed, the exercise of this power will:
          c.   revoke any other designation of beneficiaries;
          d.   revoke any election of payment plan as it applies to them; and
          e. cause any provision to the contrary in Section 10 of the policy to be of no effect.
EFFECTIVE DATE. A naming or change of a beneficiary will be made on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the policy be sent to it to be endorsed to show the naming or change.

10.3 SUCCESSION IN INTEREST OF
     BENEFICIARIES

DIRECT BENEFICIARIES. The proceeds of this policy will be payable in equal shares to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before receiving all or part of the direct beneficiary's full share, the unpaid portion will be payable in equal shares to the other direct beneficiaries who survive and receive payment.

CONTINGENT BENEFICIARIES. At the death of all of the direct beneficiaries, the proceeds will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving all or part of the contingent's full share, the unpaid portion will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all of the direct and contingent beneficiaries, the proceeds will be paid in one sum:

     -    in equal shares to the further payees who survive and receive payment;
          or
     - if no further payees survive and receive payment, to the estate of the last to die of all of the direct and contingent beneficiaries who survive the Insured.

OWNER OR THE OWNER'S ESTATE. If no beneficiaries are alive when the Insured dies, the proceeds will be paid to the Owner or to the Owner's estate.

10.4  GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this policy will be subject to the claims of creditors of a beneficiary.

                          AMENDMENT TO FLEXIBLE PREMIUM
                         VARIABLE LIFE INSURANCE POLICY
     AS OF THE DATE OF ISSUE, SECTION 8.1 CASH VALUE, IS AMENDED AS FOLLOWS:

     During the first policy year, if the policy is not in a grace period, the cash value of this policy is equal to:

     -    the Policy Value; plus

     - [100%] of the sum of Sales Loads (page 4) deducted from premiums paid to date; less

     -    any policy debt.

     During the second policy year, if the policy is not in a grace period, the cash value of this policy is equal to:

     -    the Policy Value; plus

     - [66.67%] of the sum of Sales Loads (page 4) deducted from premiums paid to date; less

     -    any policy debt.

     During the third policy year, if the policy is not in a grace period, the cash value of this policy is equal to:

     -    the Policy Value; plus

     - [33.33%] of the sum of Sales Loads (page 4) deducted from premiums paid to date; less

     -    any policy debt.

     During the fourth and later policy years and any time the policy is in a grace period; the cash value of this policy is equal to:

     -    the Policy Value; less

     -    any policy debt.


                                                              Secretary

                                                    THE NORTHWESTERN MUTUAL LIFE

                                                          INSURANCE COMPANY


                                                                      (page 21)



RR.VEL (1199)

                     AMENDMENT TO SECTION 6 THE SEPARATE ACCOUNT
                          FOR FLEXIBLE PREMIUM VARIABLE LIFE


     AS OF THE DATE OF ISSUE, THE FIRST PARAGRAPH OF SECTION 6.1 IS AMENDED TO READ AS FOLLOWS:

     Northwestern Mutual Variable Life Account (the Separate Account) is registered as a unit investment trust under the Investment Company Act of 1940. The Separate Account has several Divisions, as shown on page 7. Assets of the Separate Account are invested in shares of mutual funds or portfolios of mutual funds, both of which are referred to in this policy as Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value. The Company may make available additional Divisions and Portfolios.



     AS OF THE DATE OF ISSUE, THE FOURTH AND FIFTH PARAGRAPHS OF SECTION 6.1 ARE AMENDED TO READ AS FOLLOWS:

     The Owner may exchange this policy for a fixed benefit life insurance policy being offered at that time by the Company if the Portfolio changes its investment advisor or has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

     If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another Portfolio. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.






                                                              Secretary
                                                       NORTHWESTERN MUTUAL LIFE
                                                          INSURANCE COMPANY

VEL.FUNDS.(0799)

                          POLICY APPLICATION SUPPLEMENT FOR
                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                    THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                              720 East Wisconsin Avenue
                             Milwaukee, Wisconsin  53202

INSURED:
                                             ----------------

POLICY:

Specified Amount:                            $
                                              ---------------
Death Benefit Option:
                                              ---------------
Definition of Life Insurance Test:
                                              ---------------
Initial Premium:                             $
                                              ---------------
Reminder Premium:                            $
                                              ---------------
Reminder Mode:
                                              ---------------










--------------------------------------------------------------------------------
                               For Home Office Use Only



Underwriting Amount:  $
                       ---------------

Illustrated  Cumulative Premiums:
Year  5: $                              Year 15: $
          ---------------                         ---------------
Year 10: $                              Year 20: $
          ---------------                         ---------------

VEL,
     ---------------

--------------------------------------------------------------------------------




                                                  Illustration No.
                                                                  --------------
90-1 VEL.Supp.(0799)                              Page 1 of 3

THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM DEATH BENEFIT.

THE CASH VALUE UNDER THIS POLICY MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

ALLOCATION OF NET PREMIUMS

This allocation will apply to all net premiums and loan repayments. Use whole percentages only. If monthly dollar cost averaging is desired, complete both this section and the monthly dollar cost averaging section below. Only allocations to the Money Market Division are utilized for dollar cost averaging purposes.

Money Market Division                   %    Growth & Income Stock Division                 %
                                   -----                                               -----
Select Bond Division                    %    Index 400 Stock Division                       %
                                   -----                                               -----
International Equity Division           %    Small Cap Growth Stock Division                %
                                   -----                                               -----
Balanced Division                       %    Russell Multi-Style Equity Division            %
                                   -----                                               -----
Index 500 Stock Division                %    Russell Aggressive Equity Division             %
                                   -----                                               -----
Aggressive Growth Stock Division        %    Russell Non-US Division                        %
                                   -----                                               -----
High Yield Bond Division                %    Russell Real Estate Securities Division        %
                                   -----                                               -----
Growth Stock Division                   %    Russell Core Bond Division                     %
                                   -----                                               -----
Total                                           100%
                                                ----
                                                ----

MONTHLY DOLLAR COST AVERAGING

To elect monthly dollar cost averaging complete the following section.

Transfer the following amount from the Money Market Division on each monthly processing date and allocate it among the other Divisions as specified below:
$__________. If the amount specified is larger than the balance in the Money Market Division, the entire balance will be transferred. Use whole percentages only.

Select Bond Division                    %     Growth & Income Stock Division                %
                                   -----                                               -----
International Equity Division           %     Index 400 Stock Division                      %
                                   -----                                               -----
Balanced Division                       %     Small Cap Growth Stock Division               %
                                   -----                                               -----
Index 500 Stock Division                %     Russell Multi-Style Equity Division           %
                                   -----                                               -----
Aggressive Growth Stock Division        %     Russell Aggressive Equity Division            %
                                   -----                                               -----
High Yield Bond Division                %     Russell Non-US Division                       %
                                   -----                                               -----
Growth Stock Division                   %     Russell Real Estate Securities Division       %
                                   -----                                               -----
                                             Russell Core Bond Division                     %
                                                                                       -----

Total                                           100%
                                                ----
                                                ----




                                                  Insured:
                                                           ---------------------
                                                  Illustration No.
                                                                  --------------
90-1 VEL.Supp.(0799)                              Page 2 of 3

  THIS PAGE WILL BE REQUIRED ONLY IF THE INSURED HAS INVESTMENT RESPONSIBILITY.

SUITABILITY

Northwestern Mutual Life is required to make the following inquiries for purposes of determining the suitability of this sale. Responses will be kept confidential.



TOTAL ANNUAL INCOME (all sources) $
                                   --------------------


TOTAL NET WORTH $
                 --------------------------------------


YEARS OF EXPERIENCE WITH THE FOLLOWING:

                                                       Less than       Five or
                                                         Five           More
                                           None          Years          Years
                                        ----------     ---------      ----------
          Mutual Funds
                                        ----------     ---------      ----------

          Individual Common Stocks
                                        ----------     ---------      ----------

          Variable Annuities
                                        ----------     ---------      ----------

          Variable Life Insurance
                                        ----------     ---------      ----------






Signature of Insured:
                     -------------------------------------------------




                                                  Insured:
                                                          ----------------------
                                                  Illustration No.
                                                                  --------------
90-1 VEL.Supp.(0799)                              Page 3 of 3

                                                       Insured:
Illustration No.

HOL03 116608

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY                                                                    / / / / / / / / /
720 E. WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202                                                               POLICY NUMBER

EMPLOYER SPONSORED LIFE INSURANCE APPLICATION                                                                / / / / / / / / / / / /
/ /  Companion policies                                                                                      PLAN GROUP NUMBER

INSURED
------------------------------------------------------------------------------------------------------------------------------------
1    Has an application or informal inquiry ever been made to Northwestern Mutual Life for annuity, life, long term care, or
     disability insurance on the life of the Insured?       / / Yes   / /  No   If yes, the last policy number is
     -------------------------------------------------------------------------------------------------------------------------------
     A.   / /  Mr.  / /  Mrs. / /  Ms.  / /  Dr.  / /  Other                                                  B.   / /  MALE
                                                            --------------------------                             / /  FEMALE
          / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
     -------------------------------------------------------------------------------------------------------------------------------
     C.   BIRTHDATE: (Month, Day Year)       D.   STATE OF BIRTH (or Foreign Country):         E.   TAXPAYER IDENTIFICATION NUMBER:
          / / / / / / / / / / / / / /                                                               / / / / - / / / - / / / / /
                                                  ------------------------------------
     -------------------------------------------------------------------------------------------------------------------------------
     F.   PRIMARY RESIDENCE:
                    STREET OR PO BOX:
                                        --------------------------------------------------------------------------------------------
          CITY, STATE, ZIP (Country if other than U.S.A.):
                                                            ------------------------------------------------------------------------
                       E-MAIL ADDRESS:
                                        --------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
APPLICANT
------------------------------------------------------------------------------------------------------------------------------------
2    Select ONLY ONE:    / /  Insured at Insured's Address  OR   / /  Other (Complete A, B and C)
     A.   / /  Mr.  / /  Mrs. / /  Ms.  / /  Dr.  / /  Other
                                                            ----------------------------------------
                                                                                                                        / /  MALE
          PERSONAL NAME:      / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / /  FEMALE
          (FIRST, MIDDLE INITIAL, LAST)

          RELATIONSHIP TO INSURED:                                                               BIRTHDATE:   / / / / / / / / / / /
     OR                                      ---------------------------------------------------              MONTH  DAY     YEAR
          BUSINESS/TRUST NAME:     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
          TYPE OF ORGANIZATION:    / /  Trust     / /  Corporation    / /  Partnership    / /  Other type of Business
                                                                                                                        ------------
          AUTHORIZED COMPANY
          REP/TRUSTEE NAME:
                              ------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

     B.   TAXPAYER IDENTIFICATION NUMBER:    / / / / / / / / / / / / / / / / / /
     -------------------------------------------------------------------------------------------------------------------------------
     C.   ADDRESS:       STREET OR PO BOX:
                                             ---------------------------------------------------------------------------------------
          CITY, STATE, ZIP (Country if other than U.S.A.):
                                                            ------------------------------------------------------------------------
                           E-MAIL ADDRESS:
                                             ---------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PREMIUM PAYER
------------------------------------------------------------------------------------------------------------------------------------
3    Select ONLY ONE:    / /  ISA (Omit A through D below)  OR   / /  Insured (Complete D only)     / /  Applicant (Complete D only)
                                                                 / /  Owner (Complete D only)  / /  Other (Complete A, B, C and D)
     A.   / /  Mr. / /   Mrs. / /  Ms.  / /  Dr.  / /  Other
                                                            ------------------------------
                                                                                                                        / /  MALE
          PERSONAL NAME:      / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /       / /  FEMALE
          (FIRST, MIDDLE INITIAL, LAST)

          BIRTHDATE      / / / / / / / / / /
                         MONTH   DAY    YEAR
     OR
          BUSINESS/TRUST NAME:     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
     -------------------------------------------------------------------------------------------------------------------------------
     B.   TAXPAYER IDENTIFICATION NUMBER:                        C.   DAYTIME TELEPHONE NUMBER:

          / / / / / / / / / / / / / / / /                             Area Code  (     )
                                                                                          ------------------------------------------

                                                                      (page 22)

     -------------------------------------------------------------------------------------------------------------------------------
     Send premium and other notices regarding this policy to:
     D.   ADDRESS:  / /  Insured's Address   / /  Applicant's Address    OR
                         STREET OR PO BOX:
                                             ---------------------------------------------------------------------------------------
          CITY, STATE, ZIP (Country if other than U.S.A.):
                                                            ------------------------------------------------------------------------
                              E-MAIL ADDRESS:
                                             ---------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                    (page 23)

4-7 (Reserved)
------------------------------------------------------------------------------------------------------------------------------------
8.   SPECIAL DATE
     PREPAID:
     / /  Short term - Policy Date will coincide with ISA Payment Date. (For monthly ISA only)

     / /  Short term to:      / / / / / / / / / /       / /  Date to save age    / /       / / / / / / / / / /
                              MONTH   DAY    YEAR                                         MONTH   DAY    YEAR

     NON-PREPAID
     / /  Specified future date:   / / / / / / / / / /     / /    Date to save age    / /       / / / / / / / / / /
                                   MONTH   DAY    YEAR                                         MONTH   DAY    YEAR

------------------------------------------------------------------------------------------------------------------------------------
POLICY APPLIED FOR
------------------------------------------------------------------------------------------------------------------------------------
9.   FIRST POLICY INFORMATION
     / /  APPLICATION SUPPLEMENT (REQUIRED FOR COMPLIFE AND ALL VARIABLE LIFE PRODUCTS)
     OR
     A.   PLAN:
               ---------------------------------------------------------------------------------------------------------------------
          AMOUNT: $
                    ----------------------------------------------------------------------------------------------------------------
     B.   ADDITIONAL BENEFITS:
          / /  Waiver of Premium
          / /  Accidental Death $  ____________  (BENEFIT AMOUNT)
          / /  Other
                    ----------------------------------------------------------------------------------------------------------------
     C.   ANNUAL DIVIDENDS:
          / /  Reduce current premium
          / /  Purchase paid-up additions
          / /  Accumulate at interest
          / /  Be paid in cash
          / /  Be used for a combination of options above
               (COMPLETE FORM 18-1364-01)
     D.   POLICY LOAN INTEREST RATE OPTION:
          / /  8%   / /  Variable Rate
10.  If an additional benefit cannot be approved, should the company issue a policy without the benefit?      / /  Yes  / /  No
11.  Shall the Premium Loan provision, if available, become operative according to its terms?                 / /  Yes  / /  No
12.  PREMIUM FREQUENCY:
     / /  Annually  / /  Semiannually   / /  Quarterly      / /  Single
------------------------------------------------------------------------------------------------------------------------------------
SECOND POLICY INFORMATION
     / /  APPLICATION SUPPLEMENT (REQUIRED FOR COMPLIFE AND ALL VARIABLE LIFE PRODUCTS)
     OR
     A.   PLAN:
               ---------------------------------------------------------------------------------------------------------------------
          AMOUNT: $
                    ----------------------------------------------------------------------------------------------------------------
     B.   ADDITIONAL BENEFITS:
          / /  Waiver of Premium
          / /  Accidental Death $  ____________  (BENEFIT AMOUNT)
          / /  Other
                    ----------------------------------------------------------------------------------------------------------------
     C.   ANNUAL DIVIDENDS:
          / /  Reduce current premium
          / /  Purchase paid-up additions
          / /  Accumulate at interest
          / /  Be paid in cash
          / /  Be used for a combination of options above
               (COMPLETE FORM 18-1364-01)
     D.   POLICY LOAN INTEREST RATE OPTION:
          / /  8%   / /  Variable Rate
10.  If an additional benefit cannot be approved, should the company issue a policy without the benefit?      / /  Yes  / /  No
11.  Shall the premium Loan provision, if available, become operative according to its terms?                 / /  Yes  / /  No
12.  PREMIUM FREQUENCY:
     / /  Annually  / /  Semiannually   / /  Quarterly      / /  Single
------------------------------------------------------------------------------------------------------------------------------------
13-14 (Reserved)
BENEFICIARY
------------------------------------------------------------------------------------------------------------------------------------
15.  A. DIRECT BENEFICIARY

     -------------------------------------------------------------------------------------------------------------------------------
     FIRST                     MIDDLE INITIAL                                  LAST
RELATIONSHIP TO INSURED

     -------------------------------------------------------------------------------------------------------------------------------
     FIRST                     MIDDLE INITIAL                                  LAST
RELATIONSHIP TO INSURED

     -------------------------------------------------------------------------------------------------------------------------------
     FIRST                     MIDDLE INITIAL                                  LAST
RELATIONSHIP TO INSURED

     B.   CONTINGENT BENEFICIARY

     -------------------------------------------------------------------------------------------------------------------------------
     FIRST                     MIDDLE INITIAL                                  LAST
RELATIONSHIP TO INSURED

     -------------------------------------------------------------------------------------------------------------------------------
     FIRST                     MIDDLE INITIAL                                  LAST
RELATIONSHIP TO INSURED
     / /  and all (other) children of the insured.
          (SELECT TO INCLUDE ALL OF THE CHILDREN OR TO ADD TO THE CONTINGENT BENEFICIARIES NAMED. NOTE: THE WORD "CHILDREN" INCLUDES
          CHILD OR ANY LEGALLY ADOPTED CHILD.)

     C.   / /  SEE ATTACHED SUPPLEMENT FORM
          (TO BE USED IN PLACE OF DESIGNATIONS ABOVE)

------------------------------------------------------------------------------------------------------------------------------------
OWNER
------------------------------------------------------------------------------------------------------------------------------------
16.  The OWNER will be: (SELECT ONLY ONE)

     / /  A. Insured

     / /  B. Applicant

     / /  C. Other
                    ----------------------------------------------------------------------------------------------------------------
                    FIRST                                            MIDDLE INITIAL                                      LAST

                    ----------------------------------------------------------------------------------------------------------------
                                                            RELATIONSHIP TO INSURED

     / /  D. SEE ATTACHED SUPPLEMENT FORM.
               (To be used in place of designations above.)

     RESIDENCE OF OWNER
     / /  Insured's address in 1F.
     / /  Premium Payer's address in 3D or

                                                                      (page 24)

          --------------------------------------------------------------------------------------------------------------------------

                                                                      STREET OR PO BOX

          --------------------------------------------------------------------------------------------------------------------------
                                                       CITY, STATE AND ZIP CODE (COUNTRY IF OTHER THAN U.S.A.)

     OWNER'S TAXPAYER IDENTIFICATION NUMBER



     / / / / / / / / / / / /  (See TIN Instructions)
------------------------------------------------------------------------------------------------------------------------------------

                                                                      (page 25)

INSURED             / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
                    FIRST                         MIDDLE INITIAL                     LAST



CONDITIONAL LIFE INSURANCE COMPANY
------------------------------------------------------------------------------------------------------------------------------------

17.  Has the premium for the policy applied for been given to the agent in exchange for the Conditional Life Insurance Agreement
     with the same number as this application?                                                                     / /  Yes  / /  No

18-19 (Reserved)

INSURANCE HISTORY
------------------------------------------------------------------------------------------------------------------------------------

20.  Does the Insured have any other life insurance in force, pending or contemplated in other companies?          / /  Yes  / /  No
     If yes, indicate Company Name, Individual (Ind) or Group (Grp) and identify the amount of In Force, Pending or Contemplated.

     LIFE INSURANCE AMOUNTS
     -------------------------------------------------------------------------------------------------------------------------------
                              Ind or                                                 Contemplated        Accidental Death
     Company Name              Grp           In Force Amount     Pending Amount         Amount                Amount
     -------------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------

21.  As a result of this purchase will the values or benefits of any other life insurance policy or annuity contract, on any life,
     be affected in any way?....................................................................................../ /   Yes  / /  No

     NOTE TO AGENT: VALUES OR BENEFITS ARE AFFECTED IF ANY QUESTION ON THE DEFINITION OF REPLACEMENT SUPPLEMENT COULD BE ANSWERED
     "YES."

     If "yes", this transaction is a replacement of life insurance or annuity.

     The agent must:
          -  submit required papers and sale materials AND
          -  provide required disclosure notices to the applicant.

     The applicant must answer the questions:
          -  on the Definition of Replacement Supplement AND
          -  A, B, and C below.

     Will this insurance:
     A.   replace Northwestern Mutual Life?........................................................................./ / Yes  / /  No
     B.   replace other Companies?................................................................................../ / Yes  / /  No
     C.   result in 1035 exchange?................................................................................../ / Yes  / /  No

--------------------------------------------------------------------------------

It is agreed that:

(1) If the premium is not paid when the application is signed, no insurance will be in effect. The insurance will take effect at the time the policy is delivered and the premium is paid, if: the Insured is living at the time; and the answers and statements in the underwriting questionnaire are then true to the best of the Insured's knowledge and belief.

(2) If the premium is paid when the application is taken, no life insurance will be in effect except as provided in the Conditional Life Insurance Agreement.

(3) If the policy is issued in an extra premium class, acceptance of the policy will amend it so that extended term insurance can be in force only if: the Company gives its consent; or the loan value is not large enough to grant a premium loan. If a premium is not paid within the grace period and extended term insurance cannot be in force, paid-up insurance will be selected.

(4) No agent is authorized to make or alter contracts or to waive any of the Company's rights or requirements.

--------------------------------------------------------------------------------
THE OWNER OF THE POLICY APPLIED FOR HEREIN CERTIFIES, UNDER PENALTIES OF PERJURY, (1) THAT THE TAXPAYER IDENTIFICATION NUMBER GIVEN FOR THE OWNER ON THE SECOND PAGE OF THIS APPLICATION IS THE OWNER'S CORRECT TAXPAYER IDENTIFICATION NUMBER (OR THE OWNER IS WAITING FOR A NUMBER TO BE ISSUED) AND (2) THE OWNER IS NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE THE OWNER HAS NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT THE OWNER IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED THE OWNER THAT THE OWNER IS NO LONGER SUBJECT TO BACKUP WITHHOLDING. (SEE TAXPAYER IDENTIFICATION NUMBER INSTRUCTIONS.)

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
--------------------------------------------------------------------------------

THE SIGNATURES BELOW APPLY TO THE APPLICATION, POLICY APPLICATION SUPPLEMENT AND THE CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER.


----------------------------------------     -----------------------------------
     SIGNATURE OF APPLICANT                  SIGNATURE OF OWNER
                                             (IF OTHER THAN APPLICANT)


Signed by
Applicant at:
               ---------------------         -----------------------------------
               CITY, COUNTY, & STATE         SIGNATURE OF LICENSED AGENT



Date signed by Applicant
                              / / / / / / / / / /
                              MONTH   DAY    YEAR

IT IS RECOMMENDED THAT YOU   ...

read your policy.

notify your Northwestern Mutual agent or the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202, of an address change.

call your Northwestern Mutual agent for information--particularly on a suggestion to terminate or exchange this policy for another policy or plan.

ELECTION OF TRUSTEES

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                          ELIGIBLE FOR ANNUAL DIVIDENDS

                     Insurance payable at death of Insured.
                               Flexible premiums.
                      Benefits reflect investment results.
            Variable benefits described in Sections 1, 3, 6, 7 and 8.
THE DEATH BENEFIT MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM DEATH BENEFIT.

THE CASH VALUE UNDER THIS POLICY MAY INCREASE OR DECREASE DAILY DEPENDING ON INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM CASH VALUE.